Exhibit 99.1

NEOTHETICS REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

SAN DIEGO, March 26, 2015 — Neothetics, Inc. (NASDAQ: NEOT), a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market, today reported financial results for the fourth quarter and year ended December 31, 2014.

2014 Key Corporate Highlights

•	On November 20, 2014, completed an initial public offering of 4,650,000 common shares on NASDAQ resulting in $65.1 million in gross proceeds, which exceeded the initial range of estimated proceeds.
•	Completed private equity Series C and D rounds to raise approximately $14 million in gross proceeds to fund clinical development of LIPO-202.
•	Conducted an end-of-Phase-2 meeting with the U.S. Food and Drug Administration (FDA) in order to establish LIPO-202 Phase 3 development program.

“In 2014, we executed our strategy to ensure Neothetics has the capital to complete our Phase 3 program for our lead aesthetic product candidate, LIPO-202 for the reduction of central abdominal bulging,” said George Mahaffey, president and chief executive officer of Neothetics. “We are driving towards several key events in 2015, including initiating our two Phase 3 trials for LIPO-202 in the second quarter of 2015, and the read-out of top-line data from those pivotal trials at the end of the year. These are critical milestones in our development program that we expect will build the value of LIPO-202 as a best-in-class injection for localized fat reduction.”

Fourth Quarter and Year Ended December 31, 2014 Financial Results

Cash and cash equivalents were $75.9 million as of December 31, 2014 compared to $4.4 million as of December 31, 2013. Based on current operating plans, Neothetics believes its existing cash and cash equivalents will allow it to fund completion of the LIPO-202 Phase 3 pivotal trials and supplemental studies for a new drug application, expected to be filed with the FDA in the second half of 2016.

Research and development expenditures for the fourth quarter of 2014 were $1.9 million, compared to $1.7 million for the same period in 2013. Research and development expenditures were $5.2 million for the year ended December 31, 2014, compared to $11.4 million for the year ended December 31, 2013. The decrease in 2014 R&D primarily reflects expenses related to the Phase 2 LIPO-202 RESET clinical trial, which was completed in 2013.

General and administrative expenses for the fourth quarter of 2014 were $1.3 million, compared to approximately $826,000 for the same period in 2013. General and administrative expenses were $4.4 million for the year ended December 31, 2014, compared to $3.0 million for the year ended December 31, 2013. The increase in general and administrative expenses in 2014 compared to the prior year is primarily attributable to general legal fees, audit fees, and investor and public relations fees increasing as a result of  becoming a public company, as well as an increase in share-based compensation from options and restricted stock awards granted during 2014.

Net loss for the fourth quarter of 2014 was $2.9 million, or $0.45 basic net loss per share, compared to net loss of $2.8 million, or $5.49 basic net loss per share, for the same period in 2013. Net loss for the year ended December 31, 2014 was $10.8 million, or $5.36 basic net loss per share, compared to net loss of $15.0 million, or $29.33 basic net loss per share, for the year ended December 31, 2013.

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market. The lead product candidate, LIPO-202, is for the reduction of subcutaneous fat in the central abdomen in non-obese patients, an indication for which there is no FDA-approved drug. If approved, LIPO-202 may be a best-in-class non-surgical, non-ablative procedure and first-in-class injectable formulation for localized fat reduction and body contouring. For more information on Neothetics, please visit www.neothetics.com.

Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc.  Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials and obtaining regulatory approval to commercialize LIPO-202 and other product candidates, product development activities, the need to raise additional funding when needed in order to conduct our business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Neothetics’ Form 10-K, dated March 26, 2015.

Neothetics, Inc.

Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	(unaudited)	(unaudited)
	2014	2013	2014	2013
Expenses:
Research and development	$1,916,678	$1,711,999	$5,174,876	$11,447,844
General and administrative	1,341,122	825,799	4,416,181	2,974,842
Total operating expenses	3,257,800	2,537,798	9,591,057	14,422,686
Loss from operations	(3,257,800)	(2,537,798)	(9,591,057)	(14,422,686)
Interest income	4,441	604	7,555	1,349
Interest expense	(212,284)	(8,302)	(374,891)	(56,808)
Loss on change in fair value of preferred stock warrants	568,970	(245,401)	(860,843)	(490,802)
Other expense, net	—	—	—	(47,306)
Net loss	$(2,896,673)	$(2,790,897)	$(10,819,236)	$(15,016,253)
Net loss per common share, basic	$(0.45)	$(5.49)	$(5.36)	$(29.33)
Weighted average shares used to compute basic net loss per share	6,460,182	508,009	2,017,601	511,949

Neothetics, Inc.

Balance Sheets

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$75,947,516	$4,364,007
Prepaid expenses and other current assets	925,773	141,863
Total current assets	$76,873,289	4,505,870

Property and equipment, net	24,809	24,401
Total assets	$76,898,098	$4,530,271
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$997,269	$643,612
Accrued expenses	912,320	677,522
Note payable to bank — current portion	—	207,097
Total current liabilities	1,909,589	1,528,231
Note payable to bank, less current portion	9,741,080	—
Warrants for preferred stock	—	2,204,749
Series A convertible preferred stock - $0.0001 par value; 0 and 1,500,000 shares authorized, 0 and 1,500,000 shares issued, and outstanding as of December 31, 2014 and 2013, respectively; liquidation preference of $1,500,000 at December 31, 2013	—	1,455,686
Series B convertible preferred stock - $0.0001 par value; 0 and 13,000,000 shares authorized, 0 and 12,432,430 shares issued and outstanding as of December 31, 2014 and 2013, respectively; liquidation preference of $22,999,996 at December 31, 2013	—	23,095,634
Series B-2 convertible preferred stock - $0.0001 par value; 0 and 6,500,000 shares authorized, 0 and 4,402,438 shares issued and outstanding as of December 31, 2014 and 2013, respectively; liquidation preference of $8,144,510 at December 31, 2013	—	6,816,594
Series C convertible preferred stock - $0.0001 par value; 0 and 28,300,000 shares authorized, 0 and 19,608,195 shares issued and outstanding as of December 31, 2014 and 2013, respectively; liquidation preference of $27,451,473 at December 31, 2013	—	26,120,739
Stockholders’ equity (deficit):
Preferred stock - $0.0001 par value; 5,000,000 and 0 shares authorized at December 31, 2014 and December 31, 2013, respectively; no shares issued and outstanding at December 31 2014 and 2013	—	—
Common stock - $0.0001 par value; 300,000,000 and 70,200,000 shares authorized for the years ended 2014 and 2013 respectively; 13,671,311 and 508,009 shares issued and outstanding at December 31, 2014 and 2013 respectively;	1,366	51
Additional paid-in capital	134,920,775	2,164,063
Accumulated deficit	(69,674,712)	(58,855,476)
Total stockholders’ equity (deficit)	65,247,429	(56,691,362)
Total liabilities and stockholders’ equity (deficit)	$76,898,098	$4,530,271

COMPANY CONTACT:

Susan A. Knudson

Chief Financial Officer

858-750-1008

sknudson@neothetics.com

INVESTOR CONTACT:

Fara Berkowitz, PharmD

Investor Relations and Corporate Strategy

fberkowitz@neothetics.com

MEDIA CONTACT:

Rachel Hutman

Canale Communications

619-849-5384

rachel@canalecomm.com